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                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                          AIM VARIABLE INSURANCE FUNDS
                       (INVESCO VARIABLE INSURANCE FUNDS),

                           INVESCO DISTRIBUTORS, INC.,

                 SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY,
                             ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS,

                                       AND

                        SUNAMERICA CAPITAL SERVICES, INC.
              AS UNDERWRITER OF CERTAIN VARIABLE ANNUITY CONTRACTS

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                             PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into as of the 28th day of May, 2010 ("Agreement"), by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware Trust ("AVIF"), Invesco Distributors, Inc., a Delaware corporation ("INVESCO AIM"), SunAmerica Annuity and Life Assurance Company, an Arizona life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and SunAmerica Capital Services, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, AVIF currently consists of separate series portfolios ("Series"), offering shares ("Shares") each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

     WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

     WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and

     WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

     WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and


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     WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the
Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the Financial Services Regulatory Authority ("FINRA");

     WHEREAS, INVESCO AIM is a broker-dealer registered with the SEC under the 1934 Act and a member in good standing of FINRA;

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

                           SECTION 1. AVAILABLE FUNDS

     1.1 AVAILABILITY

     AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of AVIF (the "Board") may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund (a) if such action is required by law or by regulatory authorities having jurisdiction, (b) if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund, or (c) if such action is required by any policies that the Board has adopted and that apply to all Participating Insurance Companies (as defined in Section 5.3 below).

     1.2 ADDITION, DELETION OR MODIFICATION OF FUNDS

     The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

     1.3 NO SALES TO THE GENERAL PUBLIC

     AVIF represents and warrants that no Shares of any Fund have been or will be sold to the general public.

                       SECTION 2. PROCESSING TRANSACTIONS

     2.1 TIMELY PRICING AND ORDERS

     (a) AVIF or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 5:30pm p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value, and (iii) LIFE COMPANY is open for business.


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     (b) LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. LIFE COMPANY will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 5:30 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.

     (c) With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.

     (d) If AVIF provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. Materiality and reprocessing cost reimbursement shall be determined in accordance with standards established by the Parties as provided in Schedule B, attached hereto and incorporated herein (except that for any money market fund, materiality shall be determined in a manner consistent with Rule 2a-7 under the 1940 Act).

     2.2 TIMELY PAYMENTS

     LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in
Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

     2.3 APPLICABLE PRICE

     (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this
Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such


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designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

     (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

     (c) Subject to the terms of the Information Sharing Agreement between the UNDERWRITER and the LIFE COMPANY (See Schedule D) and without limiting the scope or effect of Section 1.1 hereof pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and INVESCO AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or INVESCO AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder.

     2.4 DIVIDENDS AND DISTRIBUTIONS

     AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     2.5 BOOK ENTRY

     Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.


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                          SECTION 3. COSTS AND EXPENSES

     3.1 GENERAL

     Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.

     3.2 PARTIES TO COOPERATE

     Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

                           SECTION 4. LEGAL COMPLIANCE

     4.1 TAX LAWS

     (a) AVIF represents and warrants that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will use its best efforts to qualify and to maintain qualification of each Fund as a RIC. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

     (b) AVIF represents that it will use its best efforts to comply and to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

     (c) Notwithstanding any other provision of this Agreement, but without limiting the ability of AVIF and/or INVESCO AIM to assume the defense of any action pursuant to Section 12.2(d) hereof, LIFE COMPANY agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY's knowledge, of any Participants, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

          (i) LIFE COMPANY shall promptly notify AVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);


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          (ii) LIFE COMPANY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

          (iii) LIFE COMPANY shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

          (iv) LIFE COMPANY shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain control of the conduct of such conferences discussions, proceedings, contests or appeals; and

          (v) any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), shall be provided by LIFE COMPANY to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18.

     (d) LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

     (e) LIFE COMPANY represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will use its best efforts to continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     4.2 INSURANCE AND CERTAIN OTHER LAWS

     (a) AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, which efforts shall include, without limitation, the furnishing of information that is not otherwise available to LIFE COMPANY and that is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.


                                       6

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     (b) LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Arizona and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Arizona insurance law, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

     (c) AVIF represents and warrants that it is lawfully organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     4.3 SECURITIES LAWS

     (a) LIFE COMPANY represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and the law(s) of LIFE COMPANY's state(s) of organization and domicile, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus, Statement of Additional Information, and then-current stickers (collectively referred to herein as "Account Prospectus"), will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (b) AVIF represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Delaware law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AVIF's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus, Statement of Additional Information, and then-current stickers (collectively referred to herein as "AVIF Prospectus"), will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (c) AVIF will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.


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     (d) AVIF represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     4.4 NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES

     (a) AVIF or INVESCO AIM will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. AVIF and INVESCO AIM will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) LIFE COMPANY or UNDERWRITER will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF,
(iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY and UNDERWRITER will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5 LIFE COMPANY TO PROVIDE DOCUMENTS; INFORMATION ABOUT AVIF

     (a) Upon request, LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts.


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     (b) LIFE COMPANY will provide to AVIF or its designated agent at least one
(1) template copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if AVIF or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. Such template copy of sales material may be used in substantially the same form as provided to AVIF without subsequent approval provided no material changes are made to the template and no changes are made to any disclosure concerning AVIF or its Funds. AVIF hereby designates INVESCO AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof or by email or other method mutually agreed by the parties.

     (c) Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than
(i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or
(ii) in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or
(iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

     (d) LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used. To the extent the LIFE COMPANY develops and utilizes such materials, neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under FINRA rules, the 1933 Act, or the 1940 Act.

     4.6 AVIF TO PROVIDE DOCUMENTS; INFORMATION ABOUT LIFE COMPANY

     (a) AVIF will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above,


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that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) AVIF will provide to LIFE COMPANY a camera ready PDF copy of all AVIF prospectuses and periodic reports to shareholders and at the LIFE COMPANIES election camera ready PDF copies or printed copies, in an amount specified by LIFE COMPANY, of AVIF statements of additional information, proxy materials, and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund ("Disclosure Documents"). AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants. Upon LIFE COMPANY'S reasonable request, AVIF shall provide the necessary documents no later than five (5) business days prior to the date that LIFE COMPANY is legally obligated to file such documents with any regulatory body or provide such documents to contract owners. In the event that such documents are not provided in a manner described in this Section 4.6(b), AVIF will pay overtime printing or delivery surcharges reasonably incurred by LIFE COMPANY in timely printing and/or delivery of such documents; provided such expenses result solely from our failure to provide the documents in a timely manner.

     (c) AVIF will provide to LIFE COMPANY or its designated agent at least one
(1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

     (d) Neither AVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

     (e) AVIF shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording,


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videotape display, signs or billboards, motion pictures, or other public media,
(e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under FINRA rules, the 1933 Act, or the 1940 Act.

                       SECTION 5. MIXED AND SHARED FUNDING

     5.1 GENERAL

     The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to the exemptive order granted to AVIF. AVIF hereby notifies LIFE COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

     5.2 DISINTERESTED TRUSTEES

     AVIF agrees that its Board shall at all times consist of trustees a majority of whom (the "Disinterested Trustees") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies or (c) for such longer period as the SEC may prescribe by order upon application.

     5.3 MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS

     AVIF agrees that its Board will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). LIFE COMPANY agrees to inform the Board of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a) an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

     (c) an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any Fund are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

     (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

     (g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

     Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

     5.4 CONFLICT REMEDIES

     (a) It is agreed that if it is determined by a majority of the members of the Board or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, and if the LIFE COMPANY is responsible for such material irreconcilable conflict, and provided that AVIF did not cause such material irreconcilable conflict; the LIFE COMPANY, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change. If the irreconcilable conflict was caused by AVIF or its affiliates, AVIF agrees to pay for whatever steps are necessary to remedy or eliminate the material irreconcilable conflict.

     (b) If the material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at AVIF's election, to withdraw each Account's investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented or such longer time as required to receive any required exemptive relief from the SEC, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF.

     (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict or such longer time as required to receive any required exemptive relief from the SEC, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

     (d) The Parties agree that any remedial action taken in resolving any material irreconcilable conflict will be carried out with a view only to the interests of Participants.

     (e) For purposes hereof, a majority of the Disinterested Trustees will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

     5.5 NOTICE TO LIFE COMPANY

     AVIF will promptly make known in writing to LIFE COMPANY the Board's determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6 INFORMATION REQUESTED BY BOARD

     AVIF (or its investment adviser) will at least annually submit to the Board of AVIF such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board ("Board Reports"). Upon request from AVIF, LIFE COMPANY shall provide reasonable materials and/or data related to the Accounts to assist AVIF with such Board Reports provided such request is made timely. All reports received by the Board of potential or existing conflicts, and all Board actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7 COMPLIANCE WITH SEC RULES

     If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

     5.8 OTHER REQUIREMENTS

     AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

                             SECTION 6. TERMINATION

     6.1 EVENTS OF TERMINATION

     Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

     (a) at the option AVIF, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or at the option LIFE COMPANY, with or without cause with respect to the Fund, upon ninety (90) days advance written notice to the other parties, unless otherwise agreed to in writing by the parties; or

     (b) at the option of AVIF upon institution of formal proceedings against LIFE COMPANY or its affiliates by FINRA, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

     (c) at the option of LIFE COMPANY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by FINRA, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

     (d) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

     (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

     (f) at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

     (g) at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or

     (h) at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

     (i) upon another Party's material breach of any provision of this Agreement.

     6.2 NOTICE REQUIREMENT FOR TERMINATION

     No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

     (a) in the event that any termination by AVIF is based upon the provisions of Section 6.1(a) hereof, such prior written notice shall be given at least six
(6) months in advance of the effective date of termination or a such other date as required to receive any required exemptive relief from the SEC unless a shorter time is agreed to by the Parties hereto;

     (b) in the event that any termination by either Party is based upon the provisions of Section 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination or a such other date as required to receive any required exemptive relief from the SEC unless a shorter time is agreed to by the Parties hereto;

     (c) in the event that any termination by LIFE COMPANY is based upon the provisions of Section 6.1(a) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

     (d) in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination or a such other date as required to receive any required exemptive relief from the SEC unless a shorter time is agreed to by the Parties hereto; and

     (e) in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

     6.3 FUNDS TO REMAIN AVAILABLE

Notwithstanding any termination of this Agreement, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless INVESCO AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

     6.4 SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS

     All warranties and indemnifications will survive the termination of this Agreement.

     6.5 CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES

     If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this
Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the

"Initial Termination Date"). This continuation shall extend to the earlier of:
(i) the date as of which an Account owns no Shares of the affected Fund or (ii) the later of a date (the "Final Termination Date") six (6) months following the Initial Termination Date or a such other date as required to receive any required exemptive relief from the SEC, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i).

     6.6 CONTINUANCE OR COST COVERAGE FOR ASSET ALLOCATION MODELS

If the agreement is terminated (in its entirety or with respect to any Fund ) by Invesco or due to Invesco's breach of the agreement, where the Fund(s) are offered on the Contracts as part of an asset allocation model, Invesco will either (1) delay the termination date until the next scheduled update of the asset allocation models, which occurs once annually, or (2) pay the expenses associated with removing the Fund(s) from the models, which would include, among other things, fees paid to the asset allocation service or registered investment adviser to create revised models that omit the Fund(s).

             SECTION 7. PARTIES TO COOPERATE RESPECTING TERMINATION

     The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

                              SECTION 8. ASSIGNMENT

     This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                               SECTION 9. NOTICES

     Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

          AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS) INVESCO DISTRIBUTORS, INC.
          11 Greenway Plaza, Suite 100
          Houston, Texas  77046
          Facsimile: (713) 993-9185
          Attn: Peter A. Davidson, Esq.

          SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY
          21650 Oxnard Avenue

          Woodland Hills, CA 91367
          Attn: President

          With a copy to:
          SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY
          1 SunAmerica Center
          Los Angeles, CA 90067
          Attn: Legal Department

          SUNAMERICA CAPITAL SERVICES, INC.
          Harborside Financial Center,
          3200 Plaza 5
          Jersey City, NJ 07311
          Attn: General Counsel

                          SECTION 10. VOTING PROCEDURES

     Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVIF will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

                         SECTION 11. FOREIGN TAX CREDITS

     AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                           SECTION 12. INDEMNIFICATION

     12.1 OF AVIF AND INVESCO AIM BY LIFE COMPANY AND UNDERWRITER

     (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, INVESCO AIM, their affiliates, and each person, if any, who controls AVIF, INVESCO AIM, or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of, or investment in, the Fund's Shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF or INVESCO AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control (including, without limitation, their employees and "persons associated with a member," as that term is defined in paragraph (rr) of Article I of FINRA's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, INVESCO AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER; or

          (v) arise as a result of failure by the Contracts issued by LIFE COMPANY to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

     (b) Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section
12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF or INVESCO AIM.

     (c) AVIF or INVESCO AIM shall notify LIFE COMPANY and UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     12.2 OF LIFE COMPANY AND UNDERWRITER BY AVIF AND INVESCO AIM

     (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and INVESCO AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of
Section 15 of the 1933 Act and each of their respective trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or INVESCO AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of, or investment in, the Fund's Shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, INVESCO AIM or their affiliates and on which such persons have reasonably relied) or the illegal or fraudulent conduct of AVIF, INVESCO AIM or their affiliates or persons under their control (including, without limitation, their employees and "persons associated with a member" as that term is defined in Section (q) of Article I of FINRA By-Laws), in connection with the sale or distribution of AVIF Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or INVESCO AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by AVIF or INVESCO AIM to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or INVESCO AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or INVESCO AIM.

     (b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, AVIF and INVESCO AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF and/or INVESCO AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

     (c) Neither AVIF nor INVESCO AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

     (d) Indemnified Party shall notify AVIF and/or INVESCO AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or INVESCO AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS). After notice from

AVIF and/or INVESCO AIM to such Indemnified Party of AVIF's or INVESCO AIM's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and INVESCO AIM and shall bear the fees and expenses of any additional counsel retained by it, and AVIF and INVESCO AIM will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     (e) In no event shall AVIF or INVESCO AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY, UNDERWRITER or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by LIFE COMPANY or UNDERWRITER hereunder or by any other Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any other Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any other Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

     12.3 EFFECT OF NOTICE

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

     12.4 SUCCESSORS

     A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

                           SECTION 13. APPLICABLE LAW

     This Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state's principles of conflict of laws.

                      SECTION 14. EXECUTION IN COUNTERPARTS

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                            SECTION 15. SEVERABILITY

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          SECTION 16. RIGHTS CUMULATIVE

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                              SECTION 17. HEADINGS

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                           SECTION 18. CONFIDENTIALITY

     (a) Confidential Information. The parties acknowledge that, in the performance of the Agreement, they receive or have access to information about customers and other proprietary information of the other parties, including names, addresses, account balances, account numbers, account activity, social security numbers, taxpayer identification numbers, and financial and health information, as well as all forms and types of financial, business, technical, or economic information, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing ("Confidential Information"). Confidential Information excludes information that (1) is independently developed by a party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is intentionally disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by a party, as evidenced by the written records of that party, free of an obligation of confidentiality other than pursuant to this Agreement, or (5) is rightfully received by a party free of any obligation of confidentiality.

     (b) Use. The parties may use Confidential Information only in connection with this Agreement and may not disclose Confidential Information to any other party except as permitted by the Gramm-Leach-Bliley Act, other applicable federal and state laws and regulations regarding privacy, this Agreement or as otherwise agreed to in writing by the parties hereto. The parties may disclose Confidential Information to their respective employees and agents or to third party vendors (1) who are involved in the issuance, administration or maintenance of a customer's account or (2) otherwise on a need-to-know basis, provided that, in each case, they have first adequately apprised any such employee, agent, and or third party vender to observe this confidentiality. In the case of employees and/or agents, the party shall provide adequate training to ensure this confidentiality. The parties will take reasonable steps to protect the Confidential Information, applying at least the same security measures and level of care as they employ to protect their own Confidential Information. If a party is compelled by applicable law to disclose any Confidential Information, the party so compelled must promptly notify, in writing, the party whose Confidential Information is being disclosed before disclosing such Confidential Information so that such other party is afforded the opportunity to seek relief from such disclosure or to limit the scope of the disclosure.

     (c) Security. Each party shall comply with all federal, state, and local law or regulation related to privacy, including Regulation S-P of the SEC and Title V of the Gramm-Leach-Bliley Act. Broker/Dealer shall notify Distributor and Insurer promptly upon any breach of Confidential Information. Each party shall maintain an effective information security program to protect the Confidential Information, which program includes administrative, technical, and physical safeguards:

          (i) to insure the security and confidentiality of Confidential Information;

          (ii) to protect against any anticipated threats or hazards to the security or integrity of such Confidential Information; and

          (iii) to protect against unauthorized access to or use of Confidential Information which could result in substantial harm or inconvenience to either party or other affiliates, or to customers of any of them.

     (d) Injunctive Relief. The parties acknowledge that the unauthorized disclosure of Confidential Information is likely to cause irreparable injury to the disclosing party and that, in the event of a violation or threatened violation of a party's obligations hereunder, the disclosing party shall have no adequate remedy at law and shall therefore be entitled to enforce each such obligation by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

     (e) Information Received in Error. If Confidential Information, which is not necessary for the purposes of this Agreement, is received by one party from the other party in error, the other party shall promptly return the original and destroy all copies of the same and/or destroy or certify in writing to the requesting party that the Confidential Information has been destroyed.

     (f) Use Upon Termination. At the termination of this Agreement, or in the event a party makes a request for the return of their Confidential Information, the other parties will promptly return the original and all copies of same, or certify in writing to the requesting party that the Confidential Information has been destroyed, provided however, that each party shall retain Confidential Information in its possession necessary to service its customers. This Confidentiality provision shall survive the termination of this Agreement.

                      SECTION 19. TRADEMARKS AND FUND NAMES

     (a) Except as may otherwise be provided in a License Agreement among Invesco Aim Management Group Inc., LIFE COMPANY and UNDERWRITER, neither LIFE COMPANY nor UNDERWRITER or any of their respective affiliates, shall use any trademark, trade name, service mark or logo of AVIF, INVESCO AIM or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without AVIF's or INVESCO AIM's prior written consent, the granting of which shall be at AVIF's or INVESCO AIM's sole option. Notwithstanding the forgoing, AVIF and INVESCO AIM consent to the use of their logo in the LIFE COMPANY'S sales materials for the Contracts.

     (b) Except as otherwise expressly provided in this Agreement, neither AVIF, its investment adviser, its principal underwriter, or any affiliates thereof shall use any trademark, trade name, service mark or logo of LIFE COMPANY, UNDERWRITER or any of their affiliates, or any variation of any such trademark, trade name, service mark or logo, without LIFE COMPANY's or UNDERWRITER's prior written consent, the granting of which shall be at LIFE COMPANY's or UNDERWRITER's sole option.

                        SECTION 20. PARTIES TO COOPERATE

     Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, FINRA and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                        SECTION 21. AMENDMENTS; NEED FOR

     No provision of this Agreement may be amended or modified in any manner except by mutual written agreement executed by all parties hereto. The Parties shall, from time to time, review this Agreement to determine the extent to which an amendment thereto may be necessary or appropriate to reflect changes in applicable law or regulation, and shall cooperate in implementing any such amendment in a timely manner, it being understood and agreed to that no such amendment shall take effect except upon mutual written agreement of all Parties as stated above.

                            SECTION 22. FORCE MAJEURE

     Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                        AIM VARIABLE INSURANCE FUNDS
                                        (INVESCO VARIABLE INSURANCE FUNDS)


Attest: /s/ Peter Davidson              By: /s/ John M. Zerr
Name: Peter Davidson                    Name: John M. Zerr
Title: Assistant Secretary              Title: Senior Vice President


                                        INVESCO DISTRIBUTORS, INC.


Attest: /s/ Peter Davidson              By: /s/ John S. Cooper
Name: Peter Davidson                    Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        SUNAMERICA ANNUITY AND LIFE ASSURANCE
                                        COMPANY, on behalf of itself and its
                                        separate accounts


Attest:                                 By: /s/ Jana W. Greer
        -----------------------------
Name:                                   Name: Jana W. Greer
      -------------------------------
Title:                                  Title: President
       ------------------------------


                                        SUNAMERICA CAPITAL SERVICES, INC.


Attest:                                 By: /s/ Stephen A. Maginn
        -----------------------------
Name:                                   Name: Stephen A. Maginn
      -------------------------------
Title:                                  Title: Senior Vice President and
       ------------------------------          Chief Distribution Officer

                                   SCHEDULE A

SEPARATE ACCOUNTS AND CONTRACTS

INSURANCE COMPANY may add the Funds listed below to any of its Accounts or Contracts at its discretion.

FUNDS AVAILABLE UNDER THE CONTRACTS

Invesco VanKampen V.I. Capital Growth Fund
Invesco VanKampen V.I. Comstock Fund
Invesco VanKampen V.I. Growth and Income Fund

                                   SCHEDULE B

                      INVESCO AIM'S PRICING ERROR POLICIES

Determination of Materiality

In the event that INVESCO AIM discovers an error in the calculation of the Fund's net asset value, the following policies will apply:

If the amount of the error is less than $.01 per share, it is considered immaterial and no adjustments are made.

If the amount of the error is $.01 per share or more, then the following thresholds are applied:

     a. If the amount of the difference in the erroneous net asset value and the correct net asset value is less than .5% of the correct net asset value, INVESCO AIM will reimburse the affected Fund to the extent of any loss resulting from the error. No other adjustments shall be made.

     b. If the amount of the difference in the erroneous net asset value and the correct net asset value is .5% of the correct net asset value or greater, then INVESCO AIM will determine the impact of the error to the affected Fund and shall reimburse such Fund (and/or LIFE COMPANY, as appropriate, such as in the event that the error was not discovered until after LIFE COMPANY processed transactions using the erroneous net asset value) to the extent of any loss resulting from the error. To the extent that an overstatement of net asset value per share is detected quickly and LIFE COMPANY has not mailed redemption checks to Participants, LIFE COMPANY and INVESCO AIM agree to examine the extent of the error to determine the feasibility of reprocessing such redemption transaction (for purposes of reimbursing the Fund to the extent of any such overpayment).

Reprocessing Cost Reimbursement

To the extent a reprocessing of Participant transactions is required pursuant to paragraph (b), above, INVESCO AIM shall reimburse LIFE COMPANY for LIFE COMPANY's reprocessing costs in an amount not to exceed $1.00 per contract affected by $10 or more.

The Pricing Policies described herein may be modified by AVIF as approved by its Board. INVESCO AIM agrees to use its best efforts to notify LIFE COMPANY at least five (5) days prior to any such meeting of the Board of AVIF to consider such proposed changes.

                                   SCHEDULE C
                               EXPENSE ALLOCATIONS

             LIFE COMPANY                          AVIF / INVESCO AIM
             ------------                          ------------------
preparing and filing the Account's       Preparing and filing the Fund's
registration statement                   registration statement

text composition for Account             text composition for Fund prospectuses
prospectuses and supplements             and supplements

text alterations of Account              text alterations of Fund prospectuses
prospectuses and Account supplements     and Fund supplements

printing Account prospectuses and        a camera ready Fund prospectus
Account supplements

printing of Fund prospectuses and Fund
supplements and Fund annual and semi
annual reports

text composition and printing Account    text composition and printing Fund SAIs
SAIs

mailing and distributing Account SAIs    mailing and distributing Fund SAIs to
to policy owners upon request by         policy owners upon request by policy
policy owners                            owners

mailing and distributing Account         A camera ready annual and semi-annual
prospectuses and Account supplements     Fund report

mailing and distributing of Fund
prospectuses and Fund supplements and
Fund annual and semi-annual reports

                                         text composition of Fund annual and
                                         Fund semi-annual reports (Fund)

text composition, printing, mailing,     text composition, printing, mailing,
distributing, and tabulation of proxy    distributing and tabulation of proxy
statements and voting instruction        statements and voting instruction
solicitation materials to policy         solicitation materials to policy owners
owners with respect to proxies related   with respect to proxies related to the
to the Account                           Fund


preparation, printing and distributing   Invesco will pay SunAmerica a one-time
sales material and advertising           $110,000 payment to compensate
relating to the Funds, insofar as such   SunAmerica for the additional costs of
materials relate to the Contracts and    mailing AIM Variable Insurance Trust
filing such materials with and           (Invesco Variable Insurance Trust)
obtaining approval from, the SEC,        prospectuses to contract owners
FINRA, any state insurance regulatory    following the completion of the mergers
authority, and any other appropriate     of the Van Kampen and Invesco Funds.
regulatory authority, to the extent      This payment will be due to SunAmerica
required                                 within 60 days of the closing of the
                                         merger. SunAmerica will not receive any
                                         other compensation from Invesco related
                                         to these mailings.

                                   SCHEDULE D
                          INFORMATION SHARING AGREEMENT

     This agreement is effective as of May 28, 2010 by and between INVESCO DISTRIBUTORS, INC., on behalf of AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS) ("Trust") and each of its individual funds (collectively, the "Funds" and each a "Fund"), and SunAmerica Annuity and Life Assurance Company ("Intermediary"), on behalf of certain of its separate accounts (the "Accounts").

                                   WITNESSETH:

     WHEREAS, the Intermediary has established, pursuant to applicable insurance law, one or more Accounts for the purpose of issuing, now and in the future, certain variable annuity contracts (the "Contracts"); and

     WHEREAS, the Funds will serve as certain of the underlying investment mediums for the Contracts issued with respect to the Accounts, and will be offered by or otherwise made available by the Intermediary to Shareholders;

     WHEREAS, INVESCO DISTRIBUTORS, INC. is the principal underwriter and distributor for the Funds and has been duly authorized by the Funds to take any and all actions under this Agreement on behalf of the Funds;

     WHEREAS, this Agreement shall inure to the benefit of and shall be binding upon the undersigned and each such entity shall be either the Funds or Intermediary for purposes of this Agreement (the Funds and the Intermediary shall be collectively referred to herein as the "Parties" and individually as a "Party");

     WHEREAS, the Intermediary has established policies for the purpose of eliminating or reducing any dilution of the value of the Accounts resulting from short-term trading, as described in the applicable Contract's current prospectus ("Intermediary's Policies");

     WHEREAS, the parties agree that in general, Intermediary's Policies are sufficient to protect shareholders from the effects of short-term trading; and

     WHEREAS, pursuant to the Rule, the Funds are required to enter into a shareholder information agreement with every intermediary that holds Fund Shares and this Agreement sets forth the terms and conditions for sharing information between the Parties pursuant to the Rule;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Funds and the Intermediary hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

     (a) The term "Fund" does not include any "excepted funds" as defined in the Rule, which includes any: (i) money market or cash management funds; (ii) funds that issue securities that are listed on a national exchange; or (iii) funds that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund. The term "Fund" shall also include the Funds' designee (i.e., principal underwriter or transfer agent).

     (b) The term "Fund Policies" means policies established by a Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund resulting from short-term trading, as described in the applicable Fund's current prospectus.

     (c) The term "Good Cause" means any instance where a Fund believes that the Intermediary's Policies are insufficient to deter short-term trading with the Fund and: (i) a Fund has experienced unusual levels or patterns of purchase or redemption activity and has a reasonable belief that such activity is an indication that trading activity in an Account is inconsistent with Fund Policies, (ii) upon review of shareholder information provided by Intermediary to a Fund, the Fund reasonably believes it requires additional shareholder information to investigate compliance with Fund policies; or (iii) Fund reasonably believes it needs additional shareholder information for the purpose of a periodic compliance review or audit.

     (d) The term "Intermediary Policies" means policies established by Intermediary for the purpose of eliminating or reducing any dilution of the value of the Accounts resulting from short-term trading, as described in the applicable Contract's current prospectus.

     (e) The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by a Fund under the 1940 Act that are held through Accounts established by the Intermediary.

     (f) The term "Shareholders" shall mean those contract or policy owners of the Intermediary that hold an interest in a Fund, directly or indirectly, through Contracts issued by the Intermediary on behalf of the Accounts.

     (g) The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund. By way of example, Shareholder-Initiated Transfer Purchases exclude the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, asset allocation programs or any other automatic rebalancing programs; (ii) required transactions pursuant to a Contract living or death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) transactions that are executed as a result of allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required free look period.

     (h) The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund. By way of example, Shareholder-Initiated Transfer Redemptions exclude the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs, "dollar cost averaging" programs and automatic rebalancing programs; (ii) required transactions pursuant to a Contract living or death benefit; (iii) transactions that are executed as a result of any deduction of charges or fees under a Contract; (iv) transactions within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; (v) transactions that are executed as a result of payment of a death benefit from a Contract; or (vi) transactions that are executed as a result of minimum distributions required by applicable federal tax law.

     (i) The term "written" includes electronic and facsimile writings and transmissions.

     2. AGREEMENT TO PROVIDE INFORMATION. Intermediary agrees to provide the Fund the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN")(1), or other government-issued identifier ("GII"), (or an equivalent identifying number), as well as the Contract owners number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the Account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Account maintained by the Intermediary ("Transaction Information"). It is understood that Intermediary intends to provide the Trust Transaction Information regarding each Fund daily, but a Fund may, from time to time, make a written request ("Request") regarding a specific Fund or for a specific period in accordance with this Agreement.

     Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions. In addition, Intermediary shall not be obligated to provide information relation to purchases or redemptions in contracts on which annuity payments have begun.

     3. PERIOD COVERED BY REQUEST. Any Request must set forth a specific period for which the Transaction Information is being sought (the "Covered Period"), but the Covered Period shall not include any day that is earlier than 180 days prior to the day Intermediary received the Request. The Fund may request Transaction Information older than 180 days from the date of the Request if it demonstrates Good Cause to Intermediary.

     4. TIMING OF REQUESTS. Requests shall be made no more frequently than quarterly, unless Good Cause is demonstrated by the Fund that a more frequent request is necessary to enforce Fund Policies. If Good Cause is not demonstrated by the Fund, it shall pay the reasonable expenses incurred by the Intermediary in complying with a more frequent request.

     5. FORM AND TIMING OF RESPONSE/INDIRECT INTERMEDIARIES. Requests must be in "Good Form". Good Form means the Request (i) is made using the "Request for Information" form attached as Exhibit A, (ii) includes all the information required by the form; (iii) is signed by a duly authorized officer of the Fund, as provided to Intermediary on the Authorized Persons form attached at Exhibit B prior to receipt of the form; and (iv) are received by facsimile at 818.615.1543, attention "Rule 22c-2 Request for Information".

     Intermediary agrees to make reasonable efforts to transmit the Transaction Information on its books and records to the Fund promptly. The format for the Transaction Information provided to the Fund (either daily or as part of a Request) shall be via file transfer protocol (FTP) format or other agreed upon method.

     If requested by a Fund in writing, Intermediary agrees to use best efforts to determine whether any specific Shareholder about whom it has Transaction Information is itself a financial intermediary ("Indirect Intermediary") and, upon further request by a Fund, promptly either (i) provide (or arrange to have provided) the Transaction Information for those Shareholders who hold an account with an Indirect Intermediary, or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of others, shares of the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

     6. LIMITATIONS ON USE OF INFORMATION. The Fund agrees not to use the information received

----------
(1) According to the IRS, ITIN refers to the Individual Taxpayer Identification number, which is a nine-digit number that always begins with the number 9 and has a 7 or 8 in the fourth digit, example 9XX-7X-XXXX. The IRS issues ITINs to individuals who are required to have a U.S. taxpayer identification number but who do not have, and are not eligible to obtain a Social Security Number (SSN) from the Social Security Administration (SSA). SEC Rule 22c-2 inadvertently refers to the ITIN as the International Taxpayer Identification Number.

pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of the Rule without prior written consent of Intermediary, or for any purpose not permitted under the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws. Fund represents and warrants that it will at all times maintain policies and procedures reasonably designed to (i) insure the security and confidentiality of information provided pursuant to this Agreement; (ii) protect against any anticipated threats or hazards to the security or integrity of information provided pursuant to this Agreement; (iii) protect against unauthorized access to or use of information provided pursuant to this Agreement; (iv) properly dispose of the information provided pursuant to this Agreement by taking reasonable measures to protect against unauthorized access to, or use in connection with, its disposal; and (iv) upon request of Intermediary, will certify as to the disposal of information provided pursuant to this Agreement. Fund shall promptly provide written notice to Intermediary of any breach of Fund's policy that has adversely impacted, or reasonably could adversely impact, Intermediary. In addition, at the request of Intermediary, Fund shall provide a copy of its, or its transfer agent's, SAS 70 or similar documentation indicating compliance with its security policies and procedures.

     7. INDEMNIFICATION. The Trust agrees to defend, indemnify and hold harmless Intermediary from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney's fees) ("Losses") arising in connection with a third party claim or action brought against Intermediary as a result of breaching this Agreement or a representation or warranty hereof, or for Losses resulting in any manner from actions taken by Intermediary at the direction of a Fund pursuant to this Agreement.

     8. AGREEMENT TO RESTRICT TRADING. In general, the Trust will rely on the Intermediary's Policies to address any apparent detrimental effects of short-term trading. However, Intermediary agrees to use reasonable efforts to execute written instructions from a Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Intermediary's Account) that violate Fund Policies.

     Any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions as set forth in Section 2. Intermediary will execute such instructions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund's shares occurred in violation of the Fund's Policies.

     9. FORM OF INSTRUCTIONS. Instructions to restrict trading must be in "Good Form". Good Form means that the instructions (i) are made using the "Instructions to Restrict Trading" form attached at Exhibit C, (ii) include all the information required by the form; (iii) are signed by a duly authorized officer of the Fund, as provided to Intermediary on the Authorized Persons form attached at Exhibit B prior to receipt of the form; and (iv) are received by facsimile at 818.615.1543, attention "Rule 22c-2 Restriction". Such instructions shall be accompanied by an explanation as to why the Intermediary's Policies are insufficient to address the purpose of the restriction. Upon request of the Intermediary, a Fund agrees to provide to the Intermediary, along with the Instructions to Restrict Trading form, information regarding those trades of the contract holder that violated the Fund's Policies.

     10. TIMING OF RESPONSE. Intermediary agrees to execute instructions as soon as reasonably practicable.

     11. CONFIRMATION BY INTERMEDIARY. Intermediary will provide written confirmation regarding any instructions executed on behalf of the Trust pursuant to this Agreement. The confirmation will be provided via FTP format on a monthly basis.

     12. FORCE MAJEURE. Either party is excused from performance and shall not be liable for any delay in performance or non-performance, in whole or in part, caused by the occurrence of any event or contingency beyond the control of the parties including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, natural disasters, acts of God, acts of war or terrorism, actions or decrees of governmental bodies, and similar occurrences. The Party who has been so affected shall promptly give written notice to the other Party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the reasonable duration of such Force Majeure Event.

     13. CONSTRUCTION OF THE AGREEMENT; FUND PARTICIPATION AGREEMENTS. The parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the Accounts in connection with the Contracts. This Agreement supplements those Fund Participation Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.

     14. TERMINATION. Either party may terminate this agreement upon thirty (30) days' written notice to the other party. In addition, this Agreement will terminate upon the termination of the Fund Participation Agreement with respect to any Fund.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

INVESCO DISTRIBUTORS, INC., ON BEHALF OF
     AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)


By:   /s/ John S. Cooper
    ---------------------------------
Name: John S. Cooper, President
      -------------------------------
Date:
      -------------------------------

SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY


By: /s/ Jana W. Greer
    ---------------------------------
Name: Jana W. Greer, President
      -------------------------------
Date: 5/27/10
      -------------------------------

                                    EXHIBIT A

                          REQUEST FOR INFORMATION FORM

We hereby request that SunAmerica Annuity and Life Assurance Company provide the Shareholder Information indicated below.

1.   PLEASE PROVIDE THE FOLLOWING INFORMATION ABOUT THE SHAREHOLDER INFORMATION
     REQUESTED:

     Contract Number*             ___________
     And
     Tax Identification Number**: ___________

     Trust Name:                  ___________

     Fund Name:                   ___________

     Fund Manager:                ___________

     Covered Period***:           ___________

Requesting Person****: ___________

Signature:             ___________

Date:                  ___________

Telephone Number:      ___________

Facsimile Number:      ___________

*    or participant account number if applicable

** or Individual Taxpayer Identification Number (ITIN), other government-issued identifier or equivalent identifying number

*** the covered period shall not include any day that is earlier than 180 days prior to the day Intermediary received this form in Good Form.

**** person must be duly authorized person as previously provided by the Trust

                     PLEASE FAX THIS FORM TO 818.615.1543,
                   ATTENTION "RULE 22C-2 INFORMATION REQUEST"

                           PLEASE COMPLETE EACH ITEM.
                     INCOMPLETE FORMS WILL NOT BE PROCESSED.

                                    EXHIBIT B

                               AUTHORIZED PERSONS

Set forth below are the names, titles and signatures of the persons authorized by the Trust to submit either (1) a Request for Information form, or (ii) an Instructions to Restrict Trading form on behalf of the Trust. Please notify SunAmerica Annuity and Life Assurance Company of any changes or additions to the list.

Authorized Person   Title with Trust   Signature
-----------------   ----------------   ---------


                                    EXHIBIT C

                      INSTRUCTIONS TO RESTRICT TRADING FORM

SunAmerica Annuity and Life Assurance Company is hereby instructed to restrict purchase or exchanges into the fund indicated below by the contract indicated below.

1.   PLEASE PROVIDE THE FOLLOWING INFORMATION ABOUT THE CONTRACT TO BE
     RESTRICTED:

     Contract Number*:            ___________
     And
     Tax Identification Number**: ___________

2.   PLEASE PROVIDE THE FOLLOWING INFORMATION ABOUT THE FUND TO BE RESTRICTED:

     Trust Name:                  ___________

     Fund Name:                   ___________

     Fund Manager:                ___________

3. PLEASE PROVIDE THE FOLLOWING INFORMATION ABOUT THE TIME PERIOD FOR WHICH TRADING SHOULD BE RESTRICTED:

     Start Date***:               ___________

     End Date:                    ___________

4. PLEASE ATTACH EXPLANATION AS TO WHY INTERMEDIARY'S POLICES ARE INADEQUATE TO ADDRESS THE PURPOSE OF THE REQUESTED RESTRICTION.

Requesting Person****:            ___________

Signature:                        ___________

Date:                             ___________

Telephone Number:                 ___________

Facsimile Number:                 ___________

*    or participant account number if applicable

** or Individual Taxpayer Identification Number (ITIN), other government-issued identifier or equivalent identifying number

*** Start date will be no earlier than 48 hours after receipt of form in "Good Form"

**** person must be duly authorized person as previously provided by the Trust

    PLEASE FAX THIS FORM TO 818.615.1543, ATTENTION "RULE 22C-2 RESTRICTION"

                           PLEASE COMPLETE EACH ITEM.
                     INCOMPLETE FORMS WILL NOT BE PROCESSED.